Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (“Agreement”) by and between Nerviano Medical Sciences, Viale Pasteur 10, Nerviano, Milano, Italy ( “Licensor” or “NMS”), and Tiziana Life Sciences Plc, 18 South Street, Mayfair, London W1K 1DG, United Kingdom (“Licensee” or “TIZIANA”) is made effective as of the date that the Agreement is signed by the last Party to sign below (“Effective Date”). Licensor and Licensee are each hereafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, TIZIANA and NMS are herewith entering into a license Agreement whereby TIZIANA will have the exclusive right to develop and commercialize the Licensed Product(s) worldwide and NMS will receive from TIZIANA up-front payments and Equity Stock as well as success milestone payments and royalties in consideration for the rights granted.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings specified below or elsewhere herein.

1.1. “Affiliate” means any Person who directly or indirectly controls or is controlled by or is under common control with another Person. A Person shall only be considered an Affiliate during the duration of such control. For purposes of this definition, “control” or “controlled” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest, in the case of any other type of legal entity, or status as a general partner in any partnership, or the contractual right to control the election of directors or direct the affairs of any Person.

1.2. “Confidential Information” means with respect to a Party (the “Receiving Party”), all information that is (i) disclosed by the other Party (the “Disclosing Party”) to the Receiving Party; and (ii) would be reasonably understood from notices or legends, the nature of such information itself or the circumstances of such information’s disclosure to be confidential by a reasonable person familiar with the applicable industry; provided, however, that Confidential Information shall not include information that the Receiving Party can demonstrate by its records or other suitable documentary evidence, (a) as of the date of disclosure is demonstrably known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (d) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party.

1.3. “Cover” (in all its verb and adjectival forms, such as “Covered” and “Covers”) means with respect to Valid Claims in an issued patent, that, in the absence of a license, the use, sale, or manufacture of the product in question would infringe such Valid Claim.

1.4. “Diligent Efforts” The term ‘Diligent Efforts’ will mean those commercially reasonable efforts and resources comparable with a Party’s internal program of similar market potential and market size, risk, and at a similar stage of development.

1.5. “Field” means any and all uses, including all diagnostic and therapeutic uses.

1.6. “Improvement” means any improvement, enhancement or modification of or to any technology claimed or described in the Licensed Patents, and any invention or discovery concerning any development, manufacture, use or testing of any technology claimed or described in the Licensed Patents.

1.7. “Indemnitee” means a Licensor Indemnitee or a Licensee Indemnitee, as applicable.

1.8. “Licensor Indemnitees” means Licensor, its Affiliates and the directors, officers, employees and agents of Licensor and its Affiliates.

1.9. Licensed Patents” means any and all NMS Patents, patent applications and NMS Know-How owned or controlled by NMS or its Affiliates (solely or jointly with TIZIANA), now or during the term of the Agreement, that are necessary or useful to develop, make, use, sell, offer for sale or import Licensed Products in the Field in the Territory, including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, and foreign equivalents to any of the foregoing, including without limitations, the patents and patent applications listed on Schedule A hereto.

1.10. “Licensed Product” means any product or service incorporating Milciclib as active ingredient and any product controlled or owned by NMS as of the Effective Date, used to diagnose or assess responsiveness to Milciclib therapy or dosage in patients, the manufacture, use, sale, importation or performance of which would, absent the license granted herein, infringe a Valid Claim of the Licensed Patents.

1.11. “Licensee Indemnitees” means Licensee, its Affiliates, Sublicensees, and the directors, officers, employees and agents of Licensee and its Affiliates.

1.12. “Manufacturing Technology” means all information, know-how and patents necessary for the manufacture of a Licensed Product including without limitation, all tangible and intangible information, techniques, practices, trade secrets methods, knowledge data and results, reports and batch records, analytical and quality control data, analytical methods, packaging records, release, stability, storage, shelf-life data, manufacturing process information, results and descriptions related to the production, manufacture, filling, finishing, packaging, labeling, inspection, receiving, holding and shipping of Licensed Products.

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1.13. “Net Sales” means, in the case of sales by or for the benefit of TIZIANA and its Affiliates (the “Seller”) to independent, unrelated persons (“Buyers”) in bona fide arm’s length transactions (except as provided below with respect to clinical trial samples), the gross amount billed or invoiced by Seller with respect to the Licensed Product, less the following deductions, in each case to the extent actually allowed and taken by such Buyers and not otherwise recovered by or reimbursed to Seller in connection with such Licensed Product (“Permitted Deductions”):

trade, cash, promotional and quantity discounts to the extent that such amounts are set forth separately as such in the total amount billed or invoiced;

taxes on sales (such as excise, sales or use taxes or value added tax) to the extent imposed upon and paid directly with respect to the sales price and set forth separately as such in the total amount billed or invoiced (and excluding national, state or local taxes based on income);

taxes on sales of pharmaceutical specialties reimbursed pursuant to a government health service, health insurance, social insurance or similar social services program;

freight, insurance, packing costs and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount billed or invoiced;

amounts repaid or credits taken by reason of rejections, defects or returns or because of retroactive price reductions, or due to recalls or laws or regulations requiring rebates;

free goods, rebates taken by or fees paid to distributors, and charge-backs to the extent that such amounts are documented;

documented customs duties actually paid by Seller on import into the country of sale; and

rebates and/or discounts on sales of Licensed Product given to health insurance and other types of payers in any given country of the Territory due to specific agreement (“claw-back” type of agreements) involving the Licensed Product.

“Net Sales” shall not include any consideration received with respect to a sale, use or other disposition of any Licensed Product in a country as part of a clinical trial necessary to obtain regulatory approval in such country. All of the foregoing elements of Net Sales calculations shall be determined in accordance with IFRS or successor standards and guidelines thereto. In the case of transfers of Licensed Product between any of TIZIANA, its sublicensees, and Affiliates of any of the foregoing, for subsequent sale, rental, lease or other transfer of such Licensed Products to Third Parties, Net Sales shall be the gross invoice or contract price charged to the Third Party customer for that Licensed Product, less the deductions set forth in this clause.

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1.14. “Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, or any other entity or body.

1.15. “Release Event” means:

1.15.1. a successful conclusion of a Phase II Trial for Hepatocellular Carcinoma or for Breast Cancer with a Licensed Product, where such successful conclusion that renders the Licensed Product eligible for entry into a Phase III trial with no further clinical trial study;

1.15.2. the abandonment by Tiziana of development of any Licensed Product, or if Tiziana fails to be diligent in development of a Licensed Product, except where such abandonment or failure to progress development occurs for bona fide scientific reasons; and

1.15.3. the valid exercise of the Option.

1.16. “Royalty Term” means, with respect to each Licensed Product, the period of time beginning on the first commercial sale of such Licensed Product and will extend, on a Licensed Product by Licensed Product basis and on a country-by-country basis until the later of (a) the expiration of the last to expire Valid Claim under the Licensed Patents or (b) five (5) years from the date of first commercial sale.

1.17. “Sublicensee” means any Third Party to whom Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement.

1.18. “Substitute Interest” means any shares or stock or instruments convertible into shares, stock or cash proceeds that are issued to NMS in exchange for, or in connection with, the sale or redemption of the Shares (as defined in clause 5.1 below).

1.19. “Territory” means worldwide.

1.20. “Third Party” means any person or entity other than Licensee, Licensor and their respective Affiliates.

1.21. “Valid Claim” means a claim of an issued and unexpired patent that has not been: (i) disclaimed, (ii) dedicated to the public, (iii) abandoned, or (iv) declared invalid, unenforceable, or revoked by a court or government agency of competent jurisdiction from which no appeal can be or has been taken.

2. LICENSE GRANT

2.1. License. Licensor hereby grants to Licensee a worldwide, exclusive license (even as to Licensor), including the right to grant sublicenses to Affiliates and Third Parties, under the Licensed Patents and under Licensor’s right, title and interest in and to Improvements, for Licensee and its Affiliates to research, develop, make, have made, use, offer for sale, sell, have sold and import Licensed Products for any and all uses in the Field in the Territory, subject to the terms and conditions of this Agreement. The foregoing includes the right to employ Third Party distributors to sell Licensed Products and Third Party contract manufacturers to make Licensed Products, neither of which shall be construed as a sub-license.

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2.2. Manufacturing License. Licensor shall further grant to Licensee an exclusive license (with a right to grant sublicenses to Affiliates and Third Parties) under any and all the Manufacturing Technology to make or have made Licensed Product in the Territory upon conditions and subject to terms set forth in a Supply Agreement. The terms of the Supply Agreement shall be negotiated in good faith and the consideration paid by TIZIANA for the manufacture of Licensed Product shall not include additional milestones or royalties and shall be based on a cost plus basis (not to exceed cost plus 10%).

2.3. Necessary Rights. Each Party shall use Diligent Efforts to conduct its respective tasks set forth in the JDC-approved Development Plan (as defined in Section 3.2).

3. DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS.

3.1. Governance. The Parties will establish a Joint Development Committee (JDC), composed of at least two members of each Party, in charge of the supervision, review and coordination of the Development Plan, including any changes to and following up of the implementation of the Development Plan and the IP strategy. The JDC shall meet at least twice a year, at alternating sites (Milan, New York and London) if not otherwise agreed, or by means of videoconference or telephone conferences. The JDC shall endeavor to make decisions by consensus; provided that, in the event of disagreement, TIZIANA shall have the deciding vote on any aspect of the Licensed Product(s). TIZIANA will keep NMS regularly informed about its development and commercialization activities, including annual progress updates to NMS and prompt notices of any material events in the development of the Licensed Product.

3.2. Clinical Research Program. The Parties will, within ninety (90) days of the Effective Date negotiate in good faith an initial JDC-approved development plan (“Development Plan”) that will detail the roles and responsibilities of each Party. The Development Plan shall provide that TIZIANA shall be solely responsible and bear all costs for further clinical development, however, TIZIANA will entrust at least the performance of the planned Phase II studies to NMS, provided that the Parties shall negotiate in good faith the amounts to be invoiced by NMS for such Phase II studies, such amounts to be commercially reasonable and not to exceed by more than 10% the amounts estimated to be invoiced by a reputable clinical research organization.

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3.3. Responsibility for Phase II Trial. The Parties may agree on a phase II development plan to be performed by NMS and financed by TIZIANA based on a budget proposal acceptable to TIZIANA in accordance with section 3.2 above.

3.4. Manufacturing, Clinical and Commercial Supply. NMS shall have sole responsibility for and use Diligent Efforts for the manufacturing of all Licensed Products for clinical studies up to and including Phase II studies on commercially reasonable terms and conditions defined in a Supply Agreement as set forth in section 2.2 above (which shall not include any additional milestones or royalties and shall be based on a cost plus basis (not to exceed cost plus 10%).

3.5. Manufacturing Technology Transfer. If requested by TIZIANA, NMS shall perform a technology transfer, at no additional cost for up to 20 man days, after the end of the phase II, to allow TIZIANA and/or its designee to manufacture the Licensed Product. Such transfer shall include all necessary NMS manufacturing know how and shall disclose and provide copies, as applicable, to Tiziana, Affiliates and Sublicensees or a third party manufacturer to manufacture Licensed Product based on a manufacturing process determined by the Parties.

3.6. Regulatory Matters. Unless otherwise agreed to with NMS, TIZIANA (or its sublicensee(s)) shall be responsible for and shall use Diligent Efforts for the compilation, preparation and filing of all regulatory documents for the development and the commercialization of Licensed Product(s).

3.7. Diligence. Each Party shall use Diligent Efforts to conduct its respective tasks set forth in the JDC-approved Development Plan. NMS shall use Diligent Efforts on the manufacture of Licensed Product(s). TIZIANA (or its sublicensee(s)) shall have sole responsibility for, bear all costs and use Diligent Efforts to develop and commercialize Licensed Product in at least one therapeutic indication that arises out of the Development Plan.

3.8. Exclusivity Term. During the term of the Development Plan (“Exclusivity Term”), TIZIANA and its Affiliates shall not, directly or indirectly, develop, make, use, sell, offer for sale or import any small molecule compound or other biological or chemical molecule other than Milciclib that directly binds to, with an affinity indicated by an IC50 of 100nM or less, and modulates the following specified pharmacological targets hit by Milciclib: Cdk-2, Cdc-4 and Cdc6. The Exclusivity Term shall terminate upon early termination of the Development Plan by TIZIANA.

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4. PAYMENTS

4.1. Upfront Fee. In consideration of the transfer of rights and the grant of the Exclusive License, TIZIANA shall pay to NMS a non-refundable initial license fee of USD 3,500,000 to be paid in two installments as follows:

(a) First installment USD 1,500,000 within seven business days of signing of this Agreement;

(b) Second installment USD 2,000,000 no later than June 22, 2015, with the restriction that if the USD 2.0 M is not timely paid, then TIZIANA will forfeit the USD 1.5 M payment previously made and the Agreement shall be deemed terminated.

4.2. Milestone Payments. Subject to the terms and conditions of this Agreement, and in consideration for the rights granted to TIZIANA under the Agreement, TIZIANA will make the following further payments to NMS for the first Licensed Product that achieves such development milestone within 30 days of such event:

(a) USD 100,000 upon initiation (First Patient Dosed; “FPD”) of the first Phase III Registration Trial in Thymic Carcinoma.

(b) USD 4,000,000 upon initiation (FPD) of the first Phase III Registration Trial in Hepatocellular Carcinoma.

(c) USD 6,000,000 upon initiation (FPD) of the first Phase III Registration Trial in Breast Cancer.

(d) Upon the first NDA or equivalent in:

Thymic Carcinoma USD 900,000

Hepatocellular Carcinoma USD 9,000,000

Breast Cancer USD 15,000,000

If all milestones are achieved, then TIZIANA will pay a total of USD 35,000,000.

4.3. Royalty Payments.

4.3.1. Royalty Rates. Subject to the other terms of this Agreement, Licensee shall pay to Licensor a royalty of three and one-half percent (3.5%) of annual Net Sales by Licensee and by Licensee Affiliates for each country as to which the Royalty Term remains in effect.

4.3.2. Royalty Offsets. On a country-by-country basis, TIZIANA will have the right to reduce any royalties owed to NMS by an amount equal to 50% of any third party royalties required by TIZIANA or its Sublicensees to make, use, sell, offer for sale, or import any Licensed Product. In the event of competition consisting of a competing product having a market share equal to or more than 20% of the aggregate of Licensed Product and generic product measured on a unit basis for any quarter, TIZIANA will have the right to reduce any royalties owed to NMS by an amount equal to 50% for that period.

4.3.3. One Royalty. Only one royalty shall be payable to Licensor hereunder for each sale of a Licensed Product.

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4.3.4. Sublicense Revenue. TIZIANA will owe NMS 15% of Sublicense Revenues for the life of the Licensed Patents. Sublicense Revenues consist of all consideration received by TIZIANA or its Affiliates from Sublicensees on account of the sale of Licensed Products. Sublicense Revenues will not include: (a) amounts paid by such sublicensee as reimbursement for research and development costs incurred under such Sublicense with respect to Licensed Products if Licensee collaborates on research and/or development with such a Sublicensee; (b) bona fide loans; (c) reimbursement for clinical trial costs and expenses with respect to Licensed Products incurred after the execution of such Sublicense; (d) equity investment in Licensee to the extent such investments reflect the fair market value of such equity (any amounts paid in excess of fair market value shall be deemed Sublicense Revenues); (e) amounts paid for supplies of Licensed Products or other tangible materials, or that are otherwise paid in reimbursement of costs or expenditures, whether incurred before or after the date of the relevant sublicense agreement; (f) withholding taxes, taxes on sales (such as excise, sales or use taxes or value added tax) or other amounts actually withheld from the amounts received. Sublicense Revenues shall not include amounts received in connection with a merger, consolidation or sale of all or substantially all of the business or assets of Licensee to which this Agreement relates.

4.4. Payment Terms.

4.4.1. Payment of Royalties. Licensee shall make any royalty payments owed to Licensor hereunder in arrears, within thirty (30) days from the end of each half of the calendar year in which such payment accrues. Each royalty payment shall be accompanied by a report for each country in which sales of Licensed Products occurred in the calendar half year covered by such statement, specifying: the gross sales (if available) and Net Sales in each country’s currency; the applicable royalty rate under this Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales in accordance with Licensee’s accounting practices; the applicable exchange rate to convert from each country’s currency to United States Dollars; and the royalties payable in United States Dollars.

4.4.2. Accounting. All payments hereunder shall be made in United States dollars. Conversion of foreign currency to United States dollars shall be made in the same manner as Licensee converts all of its other revenues, provided that (a) such manner is consistent with United States generally accepted accounting principles, and (b) the exchange rates employed are those quoted by a reputable source, such as a recognized money center bank such as JP Morgan, Bank of America or an equivalent, OANDA.com, or the Wall Street Journal.

4.4.3. Tax Withholding; Restrictions on Payment. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes and interest and penalties thereon (to the extent applicable). Licensee shall make any applicable withholding payments due on behalf of Licensor and shall provide Licensor upon request with such written documentation regarding any such payment as available to Licensee relating to an application by Licensor for a foreign tax credit for such payment with the United States Internal Revenue Service. Licensor shall provide all information necessary to determine if withholding taxes are applicable.

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4.5. Records Retention by Licensee; Review.

4.5.1. Royalty Records. Commencing as of the date of First Commercial Sale of the first Licensed Product hereunder, Licensee and its Affiliates and Sublicensees shall keep for at least three (3) years from the end of the calendar year to which they pertain complete and accurate records of sales by Licensee or its Affiliates and Sublicensees, as the case may be, of each Licensed Product, in sufficient detail to allow the accuracy of the payments hereunder to be confirmed.

4.5.2. Review. Subject to the other terms of this Section 4.5, at the request of Licensor, which shall not be made more frequently than once per calendar year during the Term, and upon at least thirty (30) days’ prior written notice from Licensor, and at the expense of Licensor (except as otherwise provided herein), Licensee shall permit an independent certified public accountant selected by Licensor and reasonably acceptable to Licensee to inspect (during Licensee’s regular business hours) the relevant records required to be maintained by Licensee under Section 4.5. In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Article 6 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purpose of verifying royalties payable to Licensor hereunder. Results of any such review shall be binding on both Parties absent manifest error. Licensor shall treat the results of any such accountant’s review of Licensee’s records as Confidential Information of Licensee subject to the terms of Article 6. If any review reveals a deficiency in the calculation and/or payment of royalties by Licensee, then (a) Licensee shall pay Licensor the amount remaining to be paid, and (b) if such underpayment is by ten percent (10%) or more for any twelve (12) month consecutive period, then Licensee shall reimburse Licensor for its reasonable out-of-pocket costs and expenses incurred in performing the review.

5. CONSIDERATION SHARES

5.1. Issue of Shares. In consideration for granting of the license pursuant to clause 2 above, upon signing of the Agreement, TIZIANA will pay to NMS the additional amount of £2,137,976.08 which shall only be payable by TIZIANA allotting and NMS subscribing for 4,233,616 ordinary shares with nominal value of three pence each in the share capital of TIZIANA (“Shares”) (being equivalent to five percent (5%) of the entire issued share capital). The Shares shall be issued fully paid and free of liens and encumbrances (other than the restrictions as set out in this Agreement) and shall rank pari passu with all other ordinary shares in the share capital of TIZIANA.

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5.2. Restrictions on Transfer. Prior to a Release Event:

5.2.1. NMS agrees that it shall not transfer, dispose of, or grant options or other rights (including any grant or right of security) over directly or indirectly any interest in the Shares (or, as the case may be, Substitute Interests);

5.2.2. NMS acknowledges that it shall derive no financial benefit from the Shares (or, as the case may be, Substitute Interests) prior to a Release Event and to the extent it receives any dividend or capital from the Shares it shall hold such interest in trust for the benefit of itself (following a Release Event other than the exercise of the Option) or TIZIANA (following the exercise of the Option);

5.2.3. NMS shall be entitled to exercise all voting rights arising from the Shares.

5.3. Restrictions following a Release Event. Following a Release Event the restrictions in clause 5.2 shall cease to apply to the Shares and NMS undertakes that:

5.3.1. for a period of 12 months following a Release Event it shall not directly or indirectly, transfer, sell, mortgage, charge, assign, issue options in respect of, or otherwise dispose of or announce an offering or transfer of the legal and/or beneficial ownership of or any other interest in the Shares (or, as the case may be, Substitute Interests) other than:

(i) with the prior written consent of TIZIANA and TIZIANA’s nominated adviser from time to time (which consent may be refused, provided or provided subject to such conditions as each may determine in its absolute discretion);

(ii) in the acceptance of any takeover bids;

(iii) pursuant to an offer by TIZIANA to purchase its own shares; or

(iv) where required by law; and

5.3.2. it will not directly or indirectly, transfer, sell, mortgage, charge, or otherwise dispose of:

(i) more than 10% of the Shares (i.e. 423,362 ordinary shares) per calendar month; and

(ii) the legal and/or beneficial ownership of or any other interest in any of the Shares (or, as the case may be, Substitute Interests) owned by NMS (or in which NMS is otherwise interested), other than through TIZIANA’s broker from time to time (“Broker”) and in accordance with the reasonable requirements of the Broker so as to ensure an orderly market for the issued share capital of TIZIANA.

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5.4. Trade sale.

5.4.1. In the event there is an acquisition of the entire issued share capital of TIZIANA prior to a Release Event, then the consideration which would otherwise be due to NMS if the Shares were unrestricted will be held in escrow (the “Escrowed Amount”) by a 3rd party acceptable to both Parties and will be payable to NMS (following a Release Event other than the exercise of the Option) or to the shareholders of TIZIANA (other than NMS) at the time of the Trade Sale pro rata to their shareholding (if the Option would have become exercisable).

5.4.2. In the event of a takeover which results in the Shares held by NMS being exchanged for Substitute Interests (which shall include any shares in a proposed purchaser (“Proposed Purchaser”) that may be issued to NMS in connection with the acquisition of TIZIANA), such Substitute Interests shall for the purposes of this Agreement be deemed to form part of the Shares held by NMS, and this Agreement shall apply in respect of the Substitute Interests in the same manner as they would otherwise apply to the Shares (with any necessary modifications). Thereafter, references in this clause 5 to TIZIANA shall, mutatis mutandis, be deemed to be references to the Proposed Purchaser to the extent the context allows.

5.5. Option.

5.5.1. NMS grants to TIZIANA an option (“Option”) to purchase all of the Shares and any Substitute Interests (together “Option Shares”) on the terms and conditions as set out in this clause 5.5 and subject to the authorization of the terms of this agreement by a resolution of TIZIANA’s shareholders.

5.5.2. The Option shall be exercisable by written notice to be given by TIZIANA (“Option Notice”) at any time after the earlier of:

(i)	an unsuccessful Phase II Trial for Hepatocellular Carcinoma or an unsuccessful Phase II Trial for Breast Cancer with a Licensed Product and the concomitant decision of TIZIANA, its Affiliates and sublicensees, as the case may be, to discontinue any development of a Licensed Product; or

(ii)	the fifth anniversary of the date of this Agreement, provided that if on such date a Phase II Trial has commenced but not been completed, the ability of TIZIANA to exercise the Option shall be delayed until the outcome of the Phase II Trial has become clear; or

(iii)	the abandonment by Tiziana of development of any Licensed Product, where such abandonment or failure to progress development occurs for bona fide scientific reasons.

5.5.3. The Option shall not be exercisable following a Release Event.

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5.5.4. The price payable by TIZIANA to NMS upon exercise of the Option shall be £1 (“Purchase Price”).

5.5.5. Upon the exercise of the Option, TIZIANA shall be bound to buy and NMS shall be bound to sell the Option Shares for the Purchase Price.

5.5.6. Completion of the sale and purchase of the Option Shares (“Option Completion”) shall take place at the registered office of TIZIANA (or at such other place as may be agreed between the Parties) on the fifth business day after the receipt (or deemed receipt) by NMS of the Option Notice.

5.5.7. On Option Completion:

(i) NMS shall:

(a)	transfer or procure the transfer of the Option Shares to TIZIANA;

(b)	deliver all relevant share certificates and other documents of title in respect of the Option Shares to TIZIANA;

(c)	use its reasonable endeavors to procure registration of the transfers of the Option Shares forthwith (subject to the transfer being stamped with any necessary stamp duty at the expense of TIZIANA); and

(d)	do such things and execute such documents as shall be necessary or as TIZIANA may request to give effect to the sale of the Option Shares; and

(ii) TIZIANA shall, subject to applicable law:

(a)	pay the Purchase Price to NMS; and

(b)	return all rights in and to the Licensed Product to NMS.

5.6. Return of the Licensed Product. In the event of TIZIANA’s abandonment of development of a Licensed Product for any reason, then all rights in and to the Licensed Product shall be returned to NMS and consequences of termination as per section 10 of the Agreement shall apply.

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6. TREATMENT OF CONFIDENTIAL INFORMATION

6.1. Confidential Obligations. Licensor and Licensee each recognize that the other Party’s Confidential Information constitutes highly valuable and proprietary confidential information. Licensor and Licensee each agree that during the Term and for five (5) years thereafter, it will keep confidential, and will cause its employees, consultants (including academic collaborators, CROs and manufacturers), professional advisors, Affiliates and, in the case of Licensee, Sublicensees to keep confidential, all Confidential Information of the other Party. Neither Licensor nor Licensee nor any of their respective employees, consultants, Affiliates or, in the case of Licensee, Sublicensees, shall use any Confidential Information of the other Party for any purpose whatsoever other than exercising any rights granted to it or reserved by it hereunder or as expressly permitted in this Article 6. Licensee may disclose Licensor’s Confidential Information to the extent such disclosure is reasonably necessary to file and prosecute patent applications and/or maintain patents which are filed or prosecuted in accordance with the provisions of this Agreement, or to obtain any authorization to conduct clinical studies or any regulatory approval for Licensed Products. Each Party may disclose the other Party’s Confidential Information as reasonably necessary to file, conduct or defend litigation in accordance with the provisions of this Agreement or comply with applicable laws, regulations or court orders; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information in connection with any of the foregoing, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such information required to be disclosed.

6.2. Limited Disclosure and Use. Each Party may disclose the other Party’s Confidential Information to any of its officers, employees, consultants, agents or Affiliates, or in the case of Licensee, Sublicensees, if and only to the extent necessary to carry out its rights and responsibilities under this Agreement. Such disclosures shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to the extent any such persons receiving the other Party’s Confidential Information are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Licensor and Licensee each agree not to disclose or transfer the other Party’s Confidential Information to any Third Parties under any circumstance without the prior written approval from the other Party, except as otherwise required by law, and except as otherwise expressly permitted under this Article 6 or elsewhere in this Agreement. Each Party shall take such action, and shall cause its Affiliates, and in the case of Licensee, Sublicensees, to take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, using, in all such circumstances, not less than reasonable care. Each Party, upon the request of the other Party, will return all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, in such Party’s possession within sixty (60) days of such request or, if earlier, the termination or expiration of this Agreement; provided however, that a Party may retain (a) any Confidential Information of the other Party relating to any license that is still in force hereunder or which expressly survives such termination, and (b) one (1) copy of all other Confidential Information in inactive archives solely for the purpose of establishing the contents thereof.

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6.3. Terms of Agreement. The terms of this Agreement constitute each Party’s Confidential Information; provided, however, that either Party may disclose the terms of this Agreement (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) in confidence to its attorneys, accountants and other fiduciaries, and (c) to any acquirers, potential acquirers, investors, prospective investors, lenders and other potential financing sources who are obligated by contract to keep such information confidential.

6.4. Press Release. The Parties shall diligently work together to draft a mutually agreeable press release announcing the execution of this Agreement, and shall publish such press release in a mutually agreeable manner no later than 07:00 UK time on the day after the Effective Date.

7. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

7.1. Patent Prosecution Control. For purposes of this Article, the right to control prosecution of a Patent Right shall include the right to control preparing, filing, and prosecuting patent applications therefor, and obtaining and maintaining any resulting patents, including the conduct of interferences, the defense of oppositions and other similar proceedings with respect to a patent. After the successful payment of the first and second installment of the Upfront Payment as per Section 16 above, TIZIANA shall have the diligent obligation and primary responsibility, for the preparation, filing, prosecution, maintenance and enforcement of the Licensed Technology, at its own expense and using attorneys of its choice. For the avoidance of doubt, the diligent obligation and primary responsibility remains with NMS prior to the payment of the second installment. NMS will have the opportunity to review and provide comment on any such prosecution in advance of filing any paper in a patent office.

7.2. Patent Enforcement. If, during the Term, either Party learns of any actual, alleged or threatened infringement by a Third Party of any Licensed Patents, such Party shall promptly notify the other Party and shall provide the other Party with available evidence of such infringement. TIZIANA shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the Licensed Technology by any product or service that competes with a Licensed Product, as reasonably determined by TIZIANA. NMS shall take all actions necessary to assist Licensee in any suit, including joining in such suit as a party if legally required. NMS shall have the right, at its own expense, to be represented in any such action by counsel of NMS’s own choice; provided, however, that the foregoing shall not affect the right of TIZIANA to control the suit. If TIZIANA exercises its right to sue, out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit it shall first reimburse each Party’s costs incurred. If, after such reimbursement, any funds shall remain from said recovery, then NMS shall receive an amount equal to ten percent (10%) of such funds and the remaining ninety percent (90%) of such funds shall be retained by TIZIANA.

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8. REPRESENTATIONS AND WARRANTIES

8.1. Licensor Representations. Licensor represents, warrants and covenants to Licensee that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Licensor corporate action;

(b) this Agreement is a legal and valid obligation binding upon Licensor and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which Licensor is a party or by which it is bound;

(c) Licensor has the full right and legal capacity to grant the rights granted to Licensee hereunder;

(d) the Licensed Patents have been properly filed and prosecuted as of the Effective Date;

(e) Licensor and its Affiliates is the sole owner of the entire right, title and interest in and to the Licensed Patents and no other party has any right, title or interest in and to the Licensed Patents;

(f) as of the Effective Date, Licensor has not licensed to any Third Party any rights under the Licensed Patents;

(g) Licensor is not aware of any Third Party patent, patent application or other intellectual property right that would be infringed (i) by practicing any process or method or by making, using or selling any composition which is claimed or disclosed in, or which constitutes, Licensed Patents, or (ii) by making, using, offering for sale, selling or importing Licensed Products; and

(h) Licensor is not aware of any infringement or misappropriation by a Third Party of the Licensed Patents as of the Effective Date.

8.2. Licensee Representations. Licensee represents and warrants to Licensor that:

8.2.1. the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Licensee corporate action; and

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8.2.2. this Agreement is a legal and valid obligation binding upon Licensee and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which Licensee is a party or by which it is bound.

8.3. No Warranties. Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES, OR AS TO THE SUCCESS OR LIKELIHOOD OF SUCCESS OF THE RESEARCH, DEVELOPMENT OR COMMERCIALIZATION OF LICENSED PRODUCTS UNDER THIS AGREEMENT, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

9. INDEMNIFICATION

9.1. Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless the Licensor Indemnitees from and against any and all losses, damages, fees, expenses, settlement amounts and costs (including reasonable attorneys’ fees and witness fees) (collectively, “Losses”) relating to or in connection with a Third Party claim arising after the Effective Date out of (a) any breach by Licensee of its representations, warranties or covenants made under this Agreement, or (b) any actual or alleged death, personal bodily injury or damage to real or tangible personal property claimed to result, directly or indirectly, from the possession, use or consumption of, or treatment with, the Licensed Product made or sold by or on behalf of Licensee or its Affiliates or Sublicensees, including any product liability claims; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses (i) are attributable to the negligence or willful misconduct of the Licensor Indemnitees, or (ii) are subject to an obligation by Licensor to indemnify the Licensee Indemnitees under Section 9.2. For the avoidance of doubt, Licensee shall not indemnify Licensor for any activities, including clinical trial activities, carried out by Licensor or Licensor’s agents prior to the Effective Date.

9.2. Indemnification by Licensor. Licensor shall indemnify, defend and hold harmless the Licensee Indemnitees from and against any and all Losses relating to or in connection with a Third Party claim arising after the Effective Date out of (a) any breach by Licensor of its representations, warranties or covenants made under this Agreement, or (b) any negligent act or omission or willful misconduct of Licensor or its Affiliates or its or their sublicensees, or any of their employees, contractors or agents, in performing Licensor’s obligations or exercising Licensor’s rights under this Agreement; provided, however, that the foregoing indemnity shall not apply to the extent that any such Losses are attributable to (i) the negligence or willful misconduct of the Licensee Indemnitees, or (ii) are otherwise subject to an obligation by Licensee to indemnify the Licensor Indemnitees under Section 9.1. For the avoidance of doubt, Licensor shall not indemnify Licensee for any activities, including clinical trial activities, carried out by Licensee or Licensee’s agents after the Effective Date.

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10. TERM AND TERMINATION

10.1. Term; Expiration. Unless earlier terminated in accordance with this Article, the term of this Agreement (the “Term”) shall commence as of the Effective Date and remain in force until the Royalty Term has expired with respect to all Licensed Products in all countries.

10.2. Termination During Exclusivity Term. During the Exclusivity Term, TIZIANA will have the right to terminate activities and funding after 24 months from the beginning of the Exclusivity Term but not prior thereto. In the event of termination under these circumstances, TIZIANA will agree to transfer to NMS relevant data and Licensed Products and grant NMS an exclusive license, with the right to sublicense, under the TIZIANA Patents and other patents controlled by TIZIANA that cover the Licensed Product (“TIZIANA Project Patents”) that are necessary to develop, make, use, sell, offer for sale, or import Licensed Products. In such a case, NMS shall pay TIZIANA a 1.5% royalty on annual net sales of Licensed Products where the sale of such Licensed Product would infringe a valid, issued claim within TIZIANA Project Patents in the country of sale. The royalty term will begin upon the first commercial sale of such Licensed Product and will extend on a Licensed Product-by-Licensed Product basis and on a country-by-country basis until the expiration of the last to expire Valid Claim under the TIZIANA Project Patents covering such Licensed Product in the country of sale.

10.3. Voluntary Termination. After the Exclusivity Term has expired, Licensee may terminate this Agreement at any time upon ninety (90) days’ notice to Licensor.

10.4. Termination for Breach. Subject to the other terms of this Agreement, this Agreement and the rights granted herein may be terminated by either Party for the material breach by the other Party of any material obligation or condition hereof, provided that the breaching Party has not cured such breach within forty-five (45) days after the date of written notice to the breaching Party in the case of a payment breach and one hundred twenty (120) days after the date of written notice to the breaching Party in the case of any other breach, which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement pursuant to this Section. In the case of the uncured material breach by Licensee, Licensor shall in its notice of termination, indicate its intention to elect its remedy under Section 10.6 below. In the case of uncured material breach by Licensor, Licensee shall in its notice of termination, indicate its intention to either terminate this Agreement or elect its alternative remedy pursuant to Section 10.10.

10.5. Termination for Bankruptcy of Licensee or Licensor. In the event Licensee declares bankruptcy or otherwise becomes insolvent, then the Agreement shall terminate, subject to the provisions of section 10.6 and all rights shall revert to Licensor. In the event Licensor declares bankruptcy or otherwise becomes insolvent, then the Licensed Patents shall be assigned to Licensee and Licensee shall continue to make any payments under this Agreement to the Trustee in bankruptcy for the benefit of NMS.

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10.6. Effects of Expiration or Termination for Breach and Termination by Tiziana after the Development Term. If (a) NMS terminates for an uncured material breach by TIZIANA, or (b) after the Exclusivity Term ends TIZIANA voluntarily terminates activities and funding on a Licensed Product, TIZIANA will agree to transfer to NMS relevant data (including all preclinical and clinical data generated by or for TIZIANA), regulatory filings and Licensed Product and grant NMS an exclusive license, with right to sublicense, under Licensed Patents, TIZIANA Project Patents and, to the extent invented as a direct result of performing activities under the Agreement or actually used or embodied in the Reversion Products at the time of termination, other intellectual property controlled by TIZIANA that covers the Reversion Product (as defined below) (and a non-exclusive license under any patents controlled by TIZIANA that cover the applicable Licensed Product) that is necessary to develop, make, use, sell, offer for sale or import only Reversion Products. In addition, at the time of transfer of the Reversion Product to NMS, TIZIANA will agree to negotiate in good faith a license to other intellectual property owned or controlled by TIZIANA necessary to make, use, sell, offer for sale, or import such Reversion Product in its then current form. TIZIANA shall also wind down all pending clinical trials, transfer, if applicable, the manufacturing processes for the Reversion Product and, subject to commercially reasonable compensation, supply Reversion Products for a transition period to be negotiated in good faith by the Parties. “Reversion Product” means all Licensed Products that were being developed or commercialized by TIZIANA at the time of termination.

NMS shall pay TIZIANA a royalty on its net sales of Reversion Products as follows:

Development Status at Termination	Royalty Rate
Prior to commencement of a Phase II clinical trial	none
Prior to commencement of a Phase III or other pivotal clinical trial	1.5%
After commencement of a Phase III or other pivotal clinical trial	2.0%

If NMS reasonably believes in good faith, as evidence primarily by documents from regulatory agencies, or by documents from independent experts chosen by both parties, that the results of TIZIANA’s development reasonably require that portions of such development efforts must be redone to bring such Licensed Product to the development stage it achieved when applying industry standards, the parties shall negotiate in good faith an equitable adjustment of the applicable royalty rate to take into account the value that must be recreated by NMS by redoing such development efforts. One example of the foregoing is a product that completed Phase II, but adverse events require reformulating the product or using a different dosing regimen and NMS must develop such formulation and redo the Phase II trials. The royalty term will begin upon the first commercial sale of such Reversion Product and will extend on a Licensed Product-by-Licensed Product basis and on a country-by-country basis until the expiration of the last to expire Valid Claim under the Licensed Intellectual Property or TIZIANA Project Patents covering such Licensed Product in the country of sale.

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10.7. Survival of Sublicenses. Notwithstanding anything to the contrary, no termination of this Agreement shall be construed as a termination of any sublicense of any Sublicensee, and thereafter each such Sublicensee shall be considered a direct licensee of Licensor, provided that (i) Licensee represents and warrants to Licensor that, to Licensee’s actual knowledge, as of the effective date of such termination, such Sublicensee is then in full compliance with all terms and conditions of its sublicense, (ii) such Sublicensee agrees in writing to assume all applicable obligations of Licensee under this Agreement.

10.8. Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article are in addition to any other relief and remedies available to either Party at law.

10.9. Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Articles and Sections 1 (Definitions), 4.5 (Records Retention by Licensee; Review), 6 (Treatment of Confidential Information), 8 (Representations and Warranties), 9 (Indemnification), 10.6 (Effects of Expiration or Termination), 10.7 (Survival of Sublicensees), 10.8 (Remedies), 10.9 (Surviving Provisions), and 0~~11~~ (Miscellaneous) as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of the Term. Without limiting the generality of the foregoing, Licensee shall have no obligation to make any milestone or royalty payment to Licensor that has not accrued prior to the effective date of any termination of this Agreement.

10.10. Remedy in Lieu of Termination. If Licensor materially breaches or defaults with respect to any material obligation or condition of this Agreement and fails to cure such breach or default within one hundred twenty (120) days after receipt of written notice from Licensee that describes such breach in reasonable detail, Licensee may reduce each of its payment obligations under this Agreement by fifty percent (50%), which reduction shall be effective with respect to any payment obligations that come due on or after the first day following such one hundred twenty (120) day cure period. The foregoing shall be in lieu of any right of termination of this Agreement, if any, for such material breach or default, but in any event will be without prejudice to any other right or remedy that may be available to Licensee under this Agreement or at law or in equity.

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11. MISCELLANEOUS

11.1. Notices. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by email transmission (to be followed with written postal confirmation), (iii) sent by private courier service providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the Parties are as follows:

If to Licensor: Nerviano Medical Sciences S.r.L.

Viale Pasteur, 10

20014 Nerviano (MI) Italy

Phone + 390331581111

Fax + 390331581753

If to Licensee:	Tiziana Life Sciences

Phone: +44 (0)20 7493 2853

Fax: +44 (0) 20 7495 2379

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if made by telecopy or email transmission, at the time that receipt thereof has been acknowledged by the recipient, (iii) if sent by private courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the seventh (7th) business day following the day such mailing is made.

11.2. Language. The Parties hereto have requested that this Agreement and any related documents be drafted in English, which shall be controlling for all purposes. Any translation of this Agreement or any part hereof into a language other than English is for convenience only, and only the original English language version of this Agreement, as it may be amended from time to time as permitted herein, shall have legal effect.

11.3. Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of England and Wales (excluding any body of law controlling conflicts of law). The UN Convention for the International Sale of Goods shall not apply to this Agreement.

11.4. Venue. Any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, or the performance by either Party of its obligations under this Agreement, whether before or after termination of this Agreement, shall be subject to the sole jurisdiction of, and venue in, the courts of competent jurisdiction located within England and Wales. Licensee and Licensor each irrevocably consent to the jurisdiction of such courts, irrevocably waive any objection based on inconvenience of forum, and agree that process may be served in the manner provided herein for giving notices or otherwise as allowed by applicable English law. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any Interim or provisional relief that is necessary or desirable to protect the rights or property of such Party.

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11.5. Entire Agreement; Amendment. This Agreement comprises the entire Agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

11.6. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing, Licensee may, without the written consent of Licensor, assign this Agreement (i) in whole or in part to an Affiliate for any reason and (ii) in whole or in part, and its rights and delegate its obligations hereunder to its Affiliates, in connection with a transfer of substantially all the assets to which this Agreement pertains, for in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

11.7. Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.8. Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable, (d) all references to “days” means “calendar days” unless expressly stated to be “business days,” and (e) all references to dollars or $ are to United States dollars, whether or not so expressly stated.

11.9. Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then-current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that such provision(s) be deemed to be severed from this Agreement and the remainder of this Agreement shall not be affected thereby. The Parties hereto agree to renegotiate any such severed provision in good faith in order to provide a reasonably acceptable, valid alternative to the severed provision, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.10. Status. Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

NERVIANO MEDICAL SCIENCES		TIZIANA LIFE SCIENCES

By:	/s/ Marco A. Pierotti	By:	/s/ Gabriele Cerrone
Name:	Dr. MARCO A. PIEROTTI	Name :	Gabriele Cerrone
Title:	President and Chief Executive Officer	Title:	Chairman

Date:	22 December 2014	Date:	January 19th 2015

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Schedule A — Licensed Patents

Case Number: 1079 NMS

Owner: NERVIANO MEDICAL SCIENCES S.r.l.

Title: PYRAZOLO-QUINAZOLINE DERIVATIVES, PROCESS FOR THEIR PREPARATION AND THEIR USE AS KINASE INHIBITORS

Priority:

Country	Application Number	Filing Date

United States of America	60/472661	22-May-2003

Foreseen Expiry: 2024

Abstract:	Pyrazolo-quinazoline derivatives of formula (Ia) or (Ib) as defined in the specification, and pharmaceutically acceptable salts thereof, process for their preparation and pharmaceutical compositions comprising them are disclosed; the compounds of the invention may be useful, in therapy, in the treatment of diseases associated with a disregulated protein kinase activity, like cancer.

Inventors:

TRAQUANDI, GABRIELLA

BRASCA, MARIA GABRIELLA

D’ALESSIO, ROBERTO

POLUCCI, PAOLO

ROLETTO, FULVIA

VULPETTI, ANNA

PEVARELLO, PAOLO

PANZERI, ACHILLE

QUARTIERI, FRANCESCA

FERGUSON, RONALD DALE

VIANELLO, PAOLA

FANCELLI, DANIELE

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

African Regional Industrial	Granted	AP/P/2005/003452	4/27/2004	AP 2064	10/30/2009	4/27/2024
Property Organization
African Union Territories (OAPI)	Granted	1200500329	4/27/2004	13170	6/30/2006	4/27/2024
Algeria	Granted	050451	4/27/2004	5017	10/25/2009	4/27/2024
Antigua and Barbuda	Pending	3/2005	11/21/2005
Argentina	Published	P040101748	5/20/2004
Armenia	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Australia	Granted	2004240772	4/27/2004	2004240772	8/11/2011	4/27/2024
Austria	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Azerbaijan	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Barbados	Pending	2001/1177	4/27/2004
Belarus	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Belgium	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Bosnia and Herzegovina	Granted	BAP052273A	4/27/2004	BAP052273	9/30/2009	4/27/2024
Brazil	Published	PI0410563-0	4/27/2004
Bulgaria	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Canada	Granted	2526578	4/27/2004	2,526,578	1/24/2012	4/27/2024
Chile	Abandoned	1173-2004	5/20/2004
China (People’s Republic)	Abandoned	200480021075.2	4/27/2004
China (People’s Republic)	Abandoned	201010586319.9	4/27/2004
Colombia	Granted	05.118.410	4/27/2004	1212	5/16/2011	4/27/2024
Costa Rica	Granted	8102	4/27/2004	2799	11/30/2011	5/22/2023
Costa Rica	Pending	2011-81	2/11/2011
Croatia	Granted	P20050967A	4/27/2004	P20050967	3/13/2014	4/27/2024
Cuba	Granted	2005/0228	4/27/2004	23596	10/8/2010	4/27/2024
Cyprus, Republic of	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Czech Republic	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Denmark	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Ecuador	Granted	SP-05-6194	11/30/2005	PI 13-2117	9/30/2013	4/27/2024
Egypt	Pending	749/2005	11/22/2005

Sch A-1

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

Estonia	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Eurasian Patent Organization	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
European Patent Convention	Inactive	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Finland	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
France	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Georgia	Granted	AP2004009128	4/27/2004	P4664	4/10/2009	4/27/2024
Germany	Granted	04741483.4	4/27/2004	60 2004 043	10/9/2013	4/27/2024
Greece	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Hong Kong	Published	06110800.3	4/27/2004
Hungary	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Iceland	Pending	8132	4/27/2004
India	Granted	5352/DELNP/2005	4/27/2004	247222	3/30/2011	4/27/2024
Indonesia	Pending	W-00200503092	4/27/2004
Ireland	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Israel	Pending	172046	4/27/2004
Italy	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Japan	Granted	2006-530168	4/27/2004	5043432	7/20/2012	4/27/2024
Kazakhstan	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Korea, Republic of	Granted	10-2005-7022355	4/27/2004	10-1084871	11/11/2011	4/27/2024
Kosovo	Granted	119/1A	4/27/2004	506	3/7/2012	4/27/2024
Kyrgyz Republic	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Liechtenstein	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Luxembourg	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Malaysia	Granted	PI20041795	5/13/2004	MY-142019-A	8/16/2010	5/13/2024
Mexico	Granted	PA/A/2005/012573	4/27/2004	273468	1/18/2010	4/27/2024
Moldova	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Monaco	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Mongolia	Granted	3677	4/27/2004	2745	6/26/2006	6/26/2026
Montenegro	Granted	P-259/08	4/27/2004	00142	8/24/2010	4/27/2024
Netherlands	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
New Zealand	Granted	543661	4/27/2004	543661	9/10/2009	4/27/2024
Nicaragua	Granted	2005/0202-I	4/27/2004	2263 RPI	10/25/2013	4/27/2024
Norway	Granted	20055496	4/27/2004	334992	8/18/2014	4/27/2024
Pakistan	Granted	367/2004	5/22/2003	138943	9/20/2006	5/22/2023
Patent Cooperation Treaty	Inactive	PCT/EP2004/050612	4/27/2004
Philippines	Granted	1-2005-502088	4/27/2004	1-2005-502088	7/19/2012	4/27/2024
Poland	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Portugal	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Romania	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024

Sch A-2

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

Russian Federation	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Serbia	Granted	P-944/05	4/27/2004	52899	10/24/2013	4/27/2024
Singapore	Granted	200507117-0	4/27/2004	117008	12/31/2007	4/27/2024
Slovakia	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Slovenia	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
South Africa	Granted	2005/09486	4/27/2004	2005/09486	9/25/2008	4/27/2024
Spain	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Sri Lanka	Granted	13892	4/27/2004	13892	5/25/2011	4/27/2024
Sweden	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Switzerland	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Taiwan	Granted	93112449	5/4/2004	1-349672	10/1/2011	5/4/2024
Tajikistan	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Thailand	Pending	090552	4/30/2004
Trinidad and Tobago	Pending	TT/A/2005/00188	4/27/2004
Tunisia	Pending	SN05298	4/27/2004
Turkey	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
Turkmenistan	Granted	200501849	4/27/2004	010904	8/29/2008	4/27/2024
Ukraine	Granted	200512347	4/27/2004	80763	10/25/2007	4/27/2024
United Kingdom	Granted	04741483.4	4/27/2004	1636236	10/9/2013	4/27/2024
United States of America	Abandoned	60/472661	5/22/2003
United States of America	Granted	10/557565	11/21/2005	7,482,354	1/27/2009	5/16/2024
United States of America	Granted	12/262,933	10/31/2008	8,541,429	9/24/2013	4/27/2024
United States of America	Published	13/972,659	8/22/2013
Uzbekistan	Granted	IAP20050435	4/27/2004	IAP 03934	5/29/2009	4/27/2024
Venezuela	Pending	2004-000815	5/21/2004
Viet Nam	Granted	1-2005-01901	4/27/2004	11081	1/28/2013	4/27/2024

Sch A-3

Case Number: NMS 005

Owner: NERVIANO MEDICAL SCIENCES S.r.1.

Title: COMBINATIONS COMPRISING A CDK INHIBITOR AND A GROWTH FACTOR ANTIBODY OR ANTI-MITOTIC

Priority:

Country	Application Number	Filing Date

European Patent Convention	06101523.6	10-Feb-2006

Foreseen Expiry: 2027

Abstract:	The present invention provides a combination comprising a compound A of formula (I) as set forth in the specification, and an antibody inhibiting a growth factor or its receptor and/or an anti-mitotic agent or a derivative or prodrug thereof, useful in the treatment of tumors. The combination resulted to be highly effective without increased toxicity

Inventors:

MERCURIO, CIRO

PESENTI, ENRICO

PORRO, MARIA GRAZIA

PEVARELLO, PAOLO

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

Argentina	Abandoned	P-070100470	2/5/2007
Australia	Abandoned	2007213791	2/2/2007
Austria	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Belgium	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Brazil	Abandoned	PI 0707580-4	2/2/2007
Canada	Abandoned	2623729	2/2/2007
Chile	Abandoned	2007-355	2/9/2007
China (People’s Republic)	Granted	200780001301.4	2/2/2007	ZL20078000	1/10/2013	2/2/2027
Eurasian Patent Organization	Abandoned	200801308	2/2/2007	014231	10/29/2010	2/2/2027
European Patent Convention	Abandoned	06101523.6	2/10/2006
European Patent Convention	Inactive	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
France	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Germany	Granted	07726297.0	2/2/2007	60 2007 024	8/15/2012	2/2/2027
Hong Kong	Abandoned	09103726.6	4/22/2009
India	Abandoned	4772/CHENP/2008	2/2/2007
Ireland	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Italy	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Japan	Granted	2008-553730	2/2/2007	5537035	5/9/2014	2/2/2027
Liechtenstein	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Mexico	Abandoned	MX/a/2008/010096	2/2/2007
Netherlands	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Patent Cooperation Treaty	Inactive	PCT/EP2007/051020	2/2/2007
Spain	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Sweden	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Switzerland	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
Taiwan	Abandoned	96104553	2/8/2007
Thailand	Abandoned	0701000465	2/2/2007
United Kingdom	Granted	07726297.0	2/2/2007	1986632	8/15/2012	2/2/2027
United States of America	Granted	12/278,530	2/2/2007	8,084,027	12/27/2011	8/26/2027

Sch A-4

Case Number: NMS 044

Owner: NERVIANO MEDICAL SCIENCES S.r.l.

Title: THERAPEUTIC COMBINATION COMPRISING A CDKs INHIBITOR AND AN ANTINEOPLASTIC AGENT

Priority:

Country	Application Number	Filing Date

European Patent Convention	08161320.0	29-Jul-2008

Foreseen Expiry: 2029

Abstract:	The present invention provides a therapeutic combination comprising (a) a compound of formula (I) as set forth in the specification and (b) one or more antineoplastic agents selected from the group consisting of alkylating or alkylating-like agents, antimetabolite agents and topoisomerase I inhibitors, wherein the active ingredients are present in each case in (free form or in the form of a pharmaceutically acceptable salt or any hydrate thereof.

Inventors:

CIOMEI, MARINA

MARSIGLIO, AURELIO

CROCI, VALTER DOMENICO

PESENTI, ENRICO

Country Exp.date	Status	AppNu mber	FilDate	PatNumber	IssDate

China (People’s Republic)	Granted	200980129267.8	7/29/2009	ZL20098012	10/17/2012	7/29/2029
European Patent Convention	Published	09781243.2	7/29/2009
European Patent Convention	Abandoned	EP08161320.0	7/29/2008
Hong Kong	Published	11108482.5	7/29/2009
Japan	Granted	2011-520505	7/29/2009	5579715	7/18/2014	7/29/2029
Patent Cooperation Treaty	Inactive	PCT/EP2009/059815	7/29/2009
United States of America	Granted	13/055,541	7/29/2009	8,518,930	8/27/2013	2/5/2030

Sch A-5

Case Number: NMS 050

Owner: NERVIANO MEDICAL SCIENCES S.r.1.

Title: USE OF A CDK INHIBITOR FOR THE TREATMENT OF GLIOMA

Priority:

Country	Application Number	Filing Date

European Patent Convention	08161323.4	29-Jul-2008

Foreseen Expiry: 2029

Abstract:	The invention provides a low molecular weight ATP-competitive CDK inhibitor able to cross the blood brain barrier for use in the treatment of malignant glioma and, in particular, of glioblastoma. The compound can be administered together with one or more agents selected from the group consisting of cytotoxic or cytostatic agents and ionizing radiation.

Inventors:

CIOMEI, MARINA

FIORENTINI, FRANCESCO

PESENTI, ENRICO

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

China (People’s Republic)	Granted	200980129259.3	7/28/2009	CN1021051	12/18/2013	7/28/2029
European Patent Convention	Published*	09781195.4	7/28/2009
European Patent Convention	Abandoned	08161323.4	7/29/2008
Hong Kong	Granted	11108251.4	7/28/2009	HK1153938	8/29/2014	7/28/2029
Japan	Published	2011-520488	7/28/2009
Patent Cooperation Treaty	Inactive	PCT/EP2009/059747	7/28/2009
United States of America	Published	13/055,533	7/28/2009

*Notice of allowability issued on 9 May 2014

Sch A-6

Case Number: NMS 058

Owner: NERVIANO MEDICAL SCIENCES S.r.l.

Title: CDK INHIBITOR FOR THE TREATMENT OF MESOTHELIOMA

Priority:

Country	Application Number	Filing Date

European Patent Convention	08169790.6	24-Nov-2008

Foreseen Expiry: 2029

Abstract:	The invention provides a low molecular weight ATP-competitive CDK inhibitor for use in the treatment of mesothelioma. The compound can be administered together with one or more cytotoxic or cytostatic agents.

Inventors:

CIOMEI, MARINA

SCABURRI, ANGELA

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

China (People’s Republic)	Granted	200980146449.6	11/23/2009	ZL20098014	4/3/2013	11/23/2029
European Patent Convention	Inactive	09760831.9	11/23/2009	2376084	7/17/2013	11/23/2029
European Patent Convention	Abandoned	08169790.6	11/24/2008
France	Granted	09760831.9	11/23/2009	2376084	7/17/2013	11/23/2029
Germany	Granted	09760831.9	11/23/2009	60 2009 017	7/17/2013	11/23/2029
Hong Kong	Granted	12101219.9	11/23/2009	HK1160779	11/8/2013	11/23/2029
Italy	Granted	09760831.9	11/23/2009	2376084	7/17/2013	11/23/2029
Japan	Abandoned	2011-536889	11/23/2009
Patent Cooperation Treaty	Inactive	PCT/EP2009065643	11/23/2009
United Kingdom	Granted	09760831.9	11/23/2009	2376084	7/17/2013	11/23/2029
United States of America	Published	13/130,903	11/23/2009

Sch A-7

Case Number: NMS 061

Owner: NERVIANO MEDICAL SCIENCES S.r.l.

Title: USE OF A KINASE INHIBITOR FOR THE TREATMENT OF THYMOMA

Priority:

Country	Application Number	Filing Date

European Patent Convention	09155745.4	20-Mar-2009

Foreseen Expiry: 2030

Abstract:	The invention provides a low molecular weight ATP-competitive CDK inhibitor and TRKA inhibitor for use in the treatment of thymoma. The compound can be administered together with one or more cytotoxic or cytostatic agents.

Inventors:

SCABURRI, ANGELA

PACCIARINI, MARIA ADELE

CIOMEI, MARINA

LAFFRANCHI, BERNARD

COMIS, SILVIA

Country Exp.date	Status	AppNumber	FilDate	PatNumber	IssDate

Austria	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Belgium	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
China (People’s Republic)	Published	201080012093.X	3/15/2010
European Patent Convention	Abandoned	09155745.4	3/20/2009
European Patent Convention	Inactive	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
France	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Germany	Granted	10708552.4	3/15/2010	60 2010 012	1/8/2014	3/15/2030
Hong Kong	Published	12107532.6	3/15/2010
Ireland	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Italy	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Japan	Published	2012-500209	3/15/2010
Liechtenstein	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Netherlands	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Patent Cooperation Treaty	Inactive	PCT/EP2010/053311	3/15/2010
Spain	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Sweden	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
Switzerland	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
United Kingdom	Granted	10708552.4	3/15/2010	2408776	1/8/2014	3/15/2030
United States of America	Granted	13/256,467	3/15/2010	8,580,793	11/12/2013	3/15/2030

Sch A-8

Case Number: NMS 012

Owner: NERVIANO MEDICAL SCIENCES S.r.l.

Title: CDK INHIBITOR SALTS

Priority:

Country	Application Number	Filing Date

European Patent Convention	09159030.7	29-Apr-2009

Foreseen Expiry: 2030

Abstract:	The present invention relates to novel crystalline form(s) of water-soluble salts and of free base of a cdk inhibitor. Such crystal salts are for example fumarate, L-malate, maleate, succinate, adipate, malonate, glycolate, phosphate, mesylate, L-lactate, hydrochloride, di-hydrochloride, tri-hydrochloride. Hydrates and polymorphs of such new salt forms, a process for their preparation, their utility in therapy and to the pharmaceutical compositions containing them are also claimed and described in the present application.

Inventors:

ZAMPIERI, MASSIMO

AIROLDI, ANNALISA

FORNARETTO, MARIA GIOIA

BRASCA, MARIA GABRIELLA

Country	Status	AppNumber	FilDate	PatNumber	IssDate	Exp.date
Argentina	Abandoned	P 10 01 01427	4/28/2010
China (People’s Republic)	Published	201080018865.0	4/23/2010
European Patent Convention	Published	10715240.7	4/23/2010
European Patent Convention	Abandoned	09159030.7	4/29/2009
Hong Kong	Published	12110192.1	4/23/2010
Japan	Pending	2012-507696	4/23/2010
Patent Cooperation Treaty	Inactive	PCT/EP2010/055463	4/23/2010
Taiwan	Abandoned	099113232	4/27/2010
United States of America	Granted	13/265,918	4/23/2010	8,586,598	11/19/2013	4/23/2030

Sch A-9